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                                                                      EXHIBIT 22

                             SUN MICROSYSTEMS, INC.
                                  SUBSIDIARIES

First Person, Inc.
Nihon Sun Microsystems, K.K.
Nihon SunSoft, K.K.
Solaris Corporation
Sun Microsystems (Barbados) Ltd.
Sun Microsystems (Schweiz) A.G.
Sun Microsystems AB
Sun Microsystems Australia Pty Ltd.
Sun Microsystems Belgium
Sun Microsystems Benelux B.V.
Sun Microsystems Distributions International, Inc.
Sun Microsystems Europe, Inc.
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Europe Properties, Ltd.
Sun Microsystems Federal, Inc.
Sun Microsystems France S.A.
Sun Microsystems GmbH
Sun Microsystems Holdings Limited
Sun Microsystems Iberica S.A.
Sun Microsystems Intercontinental Operations
Sun Microsystems International B.V.
Sun Microsystems Ireland Limited
Sun Microsystems Italia S.p.A.
Sun Microsystems Korea, Ltd.
Sun Microsystems Limited
Sun Microsystems Management Services Corporation
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Ltd.
Sun Microsystems Oy
Sun Microsystems Properties, Inc.
Sun Microsystems Scotland B.V.
Sun Microsystems Scotland Ltd.
Sun Microsystems Technology Pty., Ltd.
Sun Microsystems de Mexico, S.A. de C.V.
Sun Microsystems de Venezuela, S.A.
Sun Microsystems do Brasil Industria e Comercio Ltda.
Sun Microsystems of California (Services) Ltd.
Sun Microsystems of California, Inc.
Sun Microsystems of California, Ltd. (Hong Kong)
Sun Microsystems of Canada Inc.
SunExpress, Inc.
SunExpress International, Inc.
SunSoft, Inc.
SunSoft International, Inc.